Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Stabilis Solutions, Inc. of our report dated March 9, 2023 with respect to our audit of the consolidated financial statements of Stabilis Solutions, Inc. and Subsidiaries as of and for the years ended December 31, 2022 and 2021.
/s/ Ham, Langston & Brezina, L.L.P.
Houston, Texas
August 22, 2023